UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2008

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition
On January 24, 2008, The Hartford Financial Services Group, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended December 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The Company is also announcing property and casualty reserve development for the fourth quarter of 2007 as set forth below.
Prior accident year development recorded in the three months ended December 31, 2007
Included within prior accident year development for the three months ended December 31, 2007 were the following reserve strengthenings (releases).

	Personal	Small	Middle	Specialty	Ongoing	Other	Total
(in millions)	Lines	Commercial	Market	Commercial	Operations	Operations	P&C

Release of workers compensation reserves for accident years 2002 to 2006	$—	$(77)	$—	$—	$(77)	$—	$(77)
Release of workers’ compensation loss reserves for accident years 1987 to 2000	—	(33)	—	—	(33)	—	(33)
Release of general liability reserves for accident years 2003 to 2006	—	—	(39)	—	(39)	—	(39)
Strengthening of workers’ compensation loss and loss adjustment expense reserves for accident years 1987 to 2001	—	—	—	35	35	—	35
Strengthening of general liability reserves primarily related to accident years 1987 to 1997	—	—	—	34	34	—	34
Release of loss reserves for package business for accident year 2006	—	(17)	—	—	(17)	—	(17)
Release of reserves on auto liability claims for accident years 2002 to 2006	(16)	—	—	—	(16)	—	(16)
Release of reserves on errors & omissions policies for accident year 2005	—	—	—	(15)	(15)	—	(15)
Other reserve reestimates, net [1]	(3)	(3)	(2)	10	2	20	22

Total prior accident year development for the quarter ended December 31, 2007	$(19)	$(130)	$(41)	$64	$(126)	$20	$(106)

[1]	Includes reserve discount accretion of $7, including $1 in Small Commercial, $2 in Middle Market, $3 in Specialty Commercial and $1 in Other Operations.

•	Released Small Commercial workers’ compensation reserves by $77 million, primarily related to accident years 2002 to 2006. This reserve release reflects a continuation of favorable developments first recognized in 2005 and 2006. The workers’ compensation reserve release in the fourth quarter of 2007 resulted from a determination that workers’ compensation losses continue to develop even more favorably from prior expectations due to the California and Florida legal reforms, underwriting actions, and cost reduction initiatives first instituted in 2003. In particular, the state legal reforms and underwriting actions have resulted in lower than expected medical claim severity. In addition, the Company determined that paid losses related to workers’ compensation policies sold through payroll service providers were emerging favorably, leading to a release of reserves for the 2003 to 2006 accident years.

•	Released Small Commercial workers’ compensation reserves related to accident years 2000 and prior by $33 million. The severity of workers’ compensation medical claims for these accident years has emerged favorably to previous expectations. As the continued development of these claims has resulted in a sustained favorable trend, management released reserves in the fourth quarter of 2007.

•	Released reserves for Middle Market general liability claims related to the 2003 to 2006 accident years by $39 million. Beginning in the third quarter of 2007, the Company observed that reported losses for high hazard and umbrella general liability claims for the 2003 to 2006 accident years were emerging favorably and this caused management to reduce its estimate of the cost of future reported claims for these accident years, resulting in a reserve release in the fourth quarter of 2007. This reserve development is unrelated to the reserve strengthening in 2005 and 2006 of other Middle Market general liability claims which developed unfavorably due to higher than anticipated loss payments beyond four years of development.

•	Strengthened Specialty Commercial workers’ compensation reserves by $35 million, primarily related to accident years 1987 to 2001. Management has been observing larger than expected increases in loss cost severity, particularly on high deductible and excess policies.

•	Strengthened reserves for Specialty Commercial general and products liability claims by $34 million, primarily related to the 1987 to 1997 accident years. Reported losses on general and products liability claims have been emerging unfavorably to previous expectations and loss adjustment expenses have been higher than expected on late emerging claims.

•	Released reserves for Small Commercial package business related to the 2006 accident year by $17 million. Reserve reviews completed during 2007 identified that the frequency of reported liability claims on Small Commercial package business policies for these accident years was lower than the previously expected frequency. In addition, reported loss costs on property coverages have emerged favorably for the 2006 accident year. In recognition of these trends, in the fourth quarter of 2007, management reduced reserves by a total of $17 million.

•	Released reserves for Personal Lines auto liability claims for accident years 2002 to 2006 by $16 million. This reserve release reflected a continuation of trends first observed in 2006. During the first quarter of 2006, the Company released auto liability reserves related to the 2005 accident year due to frequency emerging favorably to initial expectations. During the second quarter of 2006, the Company observed that loss cost severity on auto liability claims for the 2004 accident year was emerging favorably to initial expectations and released reserves to recognize this trend. For the 2002 to 2006 accident years, the Company has continued to observe favorable trends in reported severity and, in the fourth quarter of 2007, the Company released an additional $16 million in reserves.

•	Released reserves for errors and omissions claims for accident year 2005 by $15 million. During the fourth quarter of 2007, the Company updated its analysis of certain professional liability claims and the new analysis showed that claims under errors and omissions policies were emerging favorably to initial expectations, resulting in this reserve release.
Also during the fourth quarter of 2007, the Company refined its processes for allocating incurred but not reported (IBNR) reserves by accident year, resulting in a reclassification of $347 million of IBNR reserves from the 2003 to 2006 accident years to the 2002 and prior accident years. This reclassification of reserves by accident year had no effect on total recorded reserves within any segment or on total recorded reserves for any line of business within a segment.
Company reserving actuaries regularly review non-asbestos and non-environmental reserves for the current and prior accident years using the most current claim data. The output from these reserve reviews are reserve estimates that are referred to as “actuarial indications”. The actuarial indication is one of the factors considered when determining recorded net reserves. Refer to the Critical Accounting Estimates section of The Hartford’s 2006 Form 10-K Annual Report for more information on how non-asbestos and environmental reserves are set. As of December 31, 2007, total recorded net reserves, excluding asbestos and environmental reserves and the allowance for uncollectible reinsurance, were 2.8% higher than the actuarial indication of the reserves.
Item 9.01 Financial Statements and Exhibits

Exhibit No.
99.1	Press Release of The Hartford Financial Services Group, Inc. dated January 24, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Date: January 24, 2008	By:	/s/ Beth A. Bombara
		Name:	Beth A. Bombara
		Title:	Senior Vice President and Controller